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                                                Exhibit 12.1

                      SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES OF
                             THE KROGER CO. AND CONSOLIDATED SUBSIDIARY COMPANIES
                                FOR THE FIVE FISCAL YEARS ENDED JANUARY 2, 1999



                                                              Five Years Ended
                                   ------------------------------------------------------------------------
                                    January 2,    December 27,   December 28,   December 30,   December 31,
                                       1999           1997          1996            1995           1994
                                    (53 Weeks)     (52 Weeks)     (52 Weeks)     (52 Weeks)     (52 Weeks)
                                   ------------   -----------    -----------    ------------   ------------

                                                            (in thousands of dollars)
Earnings
  Earnings from continuing
   operations before tax
   expense, extraordinary
   loss and cumulative
   effect of change
   in accounting . . . . . . . .   $  712,964     $  712,363     $  567,313       $509,538       $421,363


  Fixed charges. . . . . . . . .      478,684        482,338        482,680        489,939        500,599
  Capitalized interest . . . . .       (7,717)        (8,550)       (10,887)        (6,785)        (2,521)
                                   ----------     ----------     ----------       --------       --------
                                   $1,183,931     $1,186,151     $1,039,106       $992,692       $919,441
                                   ==========     ==========     ==========       ========       ========

Fixed Charges
  Interest . . . . . . . . . . .   $  275,912     $  294,985     $  311,958       $320,236       $331,097
Portion of rental payments
   deemed to be interest . . . .      202,772        187,353        170,722        169,703        169,502
                                   ----------     ----------     ----------       --------       --------
                                   $  478,684     $  482,338     $  482,680       $489,939       $500,599
                                   ==========     ==========     ==========       ========       ========

Ratio of Earnings to
  Fixed Charges. . . . . . . . .          2.5            2.5            2.2            2.0            1.8
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